Exhibit 99.1

9341 Courtland Drive NE, Rockford, MI 49351 Phone (616) 866-5500

FOR IMMEDIATE RELEASE
CONTACT: Alex Wiseman
(616) 863-3974

WOLVERINE WORLDWIDE REPORTS THIRD QUARTER RESULTS HIGHLIGHTED BY MERRELL'S STRONG PERFORMANCE

Delivers continued strong revenue growth in international markets

ROCKFORD, Mich., November 9, 2022 – Wolverine World Wide, Inc. (NYSE: WWW) today reported financial results for the third quarter ended October 1, 2022.

"While we were pleased to deliver third quarter revenue growth of 9% and 12% on a constant currency basis, both revenue and profit came in below our expectations reflecting ongoing supply chain disruption, heightened promotional activity at retail, and deteriorating macro conditions. We are facing congestion in our own US distribution centers and inland transportation networks and many wholesale customers are currently dealing with heavier inventories and warehouse constraints. These headwinds have resulted in certain shipping delays that impacted most of our brands. Sperry’s performance was further impacted by softer-than-expected trends in the boat category and a sluggish start to boot sales due to unusually warm weather." said Brendan Hoffman, Wolverine Worldwide's President and Chief Executive Officer. "Despite these external headwinds, we saw notable strength in our international business, and within our portfolio Merrell continued its strong momentum delivering 39% constant currency growth.”

“We are excited to share our new brand group structure and related reportable segments. This important change will allow us to better unlock the capabilities and synergies of our strong portfolio of brands. The new structure was recently approved by our Board of Directors and took effect in the fourth quarter. The financial highlights below provide information under the existing and new reportable segments.”

THIRD-QUARTER 2022 FINANCIAL HIGHLIGHTS

(in millions)	October 1, 2022	October 2, 2021	Y/Y Change
Segment Revenue Results:
Michigan Group	$390.2	$324.8	20.1%
Boston Group	$247.7	$258.8	(4.3)%
Other	$53.5	$53.1	0.8%
Total Revenue	$691.4	$636.7	8.6%
Constant Currency Revenue	$714.3	$636.7	12.2%

Recast Revenue Results (1) :
Active	$398.2	$352.5	13.0%
Work	$157.8	$141.9	11.2%
Lifestyle	$117.7	$126.4	(6.9)%
Other	$17.7	$15.9	11.3%
Total Revenue	$691.4	$636.7	8.6%
Supplemental Brand Information
Merrell	$198.6	$148.6	33.6%
Saucony	$129.7	$130.5	(0.6)%
Sperry	$70.0	$79.9	(12.4)%
Wolverine	$59.1	$59.8	(1.2)%
Sweaty Betty	$37.8	$39.1	(3.3)%

(in millions)	October 1, 2022	October 2, 2021	Y/Y Change
Reported:
Gross Margin	40.2%	43.2%	(300) bps
Operating Margin	8.5%	6.7%	180 bps
Diluted Earnings Per Share	$0.48	$0.00	-
Non-GAAP:
Adjusted Gross Margin	40.3%	43.5%	(320) bps
Adjusted Operating Margin	9.0%	10.9%	(190) bps
Adjusted Diluted Earnings Per Share	$0.48	$0.56	(14.3)%
Constant Currency Earnings Per Share	$0.56	$0.56	-
(1) See Form 8-K filed by Wolverine World Wide, Inc. with the Securities and Exchange Commission on November 9, 2022 for details on reportable segment composition.

Revenue of $691.4 million represents growth of 8.6% versus the prior year and growth of 12.2% on a constant currency basis. Our international business was especially strong, up 33% to $303 million. Direct-to-Consumer revenue was up 4.5% to $160 million.

Gross margin of 40.2% versus 43.2% in the prior year and reflects a higher mix of international distributor sales that carry relatively lower gross margin but operating margins on par with overall business.

Selling, General & Administrative expenses were $219.0 million. Adjusted SG&A expenses of $216.4 million or 31.3% of revenue, was 130 basis points lower than the prior year.

Inventory at the end of the quarter was $880.9 million, up 113.8% compared to unusually low levels last year and represents our peak position for 2022. Higher freight, handling and other inventory costs, represent approximately 15% of the increase. In-transit inventory of $281 million was up from $57 million last year. This heavy in-transit position was caused by inland logistics congestion and limited capacity in our distribution centers.

Net Debt at the end of the quarter was $1.35 billion and liquidity was $400 million. Our bank-defined leverage ratio was 3.4x. This leverage position is a peak for this fiscal year and relates mostly to the increase in inventory in the quarter. In the first month of the fourth quarter, net debt and liquidity have improved by approximately $100 million. We expect to generate $250 million to $300 million of operating free cash flow in the fourth quarter, bringing our bank-defined leverage ratio down closer to 3x.

OUTLOOK

"We expect revenue growth of 2% to 6% in the fourth quarter which includes a 4% negative impact from foreign exchange rate fluctuations. We are anticipating a heavily promotional environment, especially in our North American wholesale and global DTC channels.” said Mike Stornant, Executive Vice President and Chief Financial Officer. "These market conditions will put downward pressure on gross margin for the quarter. We are prioritizing the liquidation of non-core inventory over the coming months to improve our working capital position in 2023. We expect the new brand structure and the establishment of the new Profit Improvement Office to create great value through meaningful operational efficiency and cost reductions to be recognized in 2023.”

FOURTH QUARTER 2022 OUTLOOK

•Revenue is expected to be in the range of $650 million to $675 million, representing growth of approximately 2.3% to 6.2%. Foreign currency exchange rate fluctuations are expected to have approximately $28 million (or 4.4%) negative impact on fourth quarter reported growth.
•Adjusted Gross margin is expected to be approximately 38.0% compared to 42.4% in the prior year. This decrease reflects the Company’s efforts to reduce seasonal inventory and includes an expectation that the fourth quarter holiday period will be highly promotional, as well as an expectation for increased logistics and handling costs and unfavorable foreign exchange rates.
•Diluted earnings per share are expected to be between ($0.19) to ($0.09) and adjusted diluted earnings per share are expected to be between ($0.15) to ($0.05). Foreign currency exchange rate fluctuations are expected to have a $0.03 negative impact on fourth quarter EPS.
•The Company expects its aggressive inventory actions to position it to reduce inventory at year end versus the third quarter of 2022 and improve distribution efficiencies allowing it to more timely receive and ship products at the start of fiscal 2023.

FULL-YEAR 2022 OUTLOOK

•Revenue is expected to be in the range of $2.670 billion to $2.695 billion, representing growth of approximately 10.6% to 11.6%. Foreign currency exchange rate fluctuations are expected to have approximately $76 million (or 3.1%) negative impact on full-year reported growth.
•Gross margin is expected to be approximately 41.0%, assuming an increased promotional and markdown cadence and a higher mix of lower-margin international third-party sales in the back half of the year.
•Operating margin is expected to be approximately 9% and adjusted operating margin is expected to be approximately 7%, reflecting increased promotional costs and higher inventory handling costs.
•The effective tax rate is expected to be approximately 21%.
•Diluted earnings per share are expected to be between $1.90 to $2.00 and adjusted diluted earnings per share are expected to be between $1.41 to $1.51, representing a decline of (24.1%) to (18.7%). Foreign currency exchange rate fluctuations are expected to have a $0.13 negative impact on full-year EPS.
•Diluted weighted average shares are expected to be approximately 79.9 million.

This outlook assumes no meaningful deterioration of current market conditions related to the impact of the COVID-19 pandemic, ongoing inflationary pressures, supply chain disruptions, changes in consumer behavior and confidence and geopolitical tensions.

NON-GAAP FINANCIAL MEASURES
Measures referred to in this release as “adjusted” financial results are non-GAAP measures that exclude environmental and other related costs net of recoveries, costs associated with Sweaty Betty® integration, costs associated with the acquisition of the Sweaty Betty® brand and debt extinguishment costs. The Company also presents constant currency information, which is a non-GAAP measure that excludes the impact of fluctuations in foreign currency exchange rates. The Company calculates constant currency basis by converting the current-period local currency financial results using the prior period exchange rates and comparing these adjusted amounts to the Company's current period reported results. The Company believes providing each of these non-GAAP measures provides valuable supplemental information regarding its results of operations, consistent with how the Company evaluates performance.

The Company has provided a reconciliation of each of the above non-GAAP financial measures to the most directly comparable GAAP financial measure. The Company believes these non-GAAP measures provide useful information to both management and investors because they increase the comparability of current period results to prior period results by adjusting for certain items that may not be indicative of core operating results and enable better identification of trends in our business. The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

EARNINGS CALL INFORMATION
The Company will host a conference call today at 8:30 a.m. EST to discuss these results and current business trends. The conference call will be broadcast live and accessible under the “Investor Relations”

tab at www.wolverineworldwide.com. A replay of the conference call will be available on the Company’s website for a period of approximately 30 days.

ABOUT WOLVERINE WORLDWIDE
Founded in 1883 on the belief in the possibility of opportunity, Wolverine World Wide, Inc. (NYSE:WWW) is one of the world’s leading marketers and licensors of branded casual, active lifestyle, work, outdoor sport, athletic, children's and uniform footwear and apparel. Through a diverse portfolio of highly recognized brands, our products are designed to empower, engage and inspire our consumers every step of the way. The company’s portfolio includes Merrell®, Saucony®, Sweaty Betty®, Sperry®, Hush Puppies®, Wolverine®, Keds®, Chaco®, Bates®, HYTEST®, and Stride Rite®. Wolverine Worldwide is also the global footwear licensee of the popular brands Cat® and Harley-Davidson®. Based in Rockford, Michigan, for more than 130 years, the company's products are carried by leading retailers in the U.S. and globally in approximately 170 countries and territories. For additional information, please visit our website, www.wolverineworldwide.com or visit us on Facebook, LinkedIn, and Instagram.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements, including statements regarding the Company’s expectations regarding: the expected benefits of its new brand group structure and the new Profit Improvement Office and its outlook for the fourth quarter and full fiscal year 2022 results including revenue, reported gross margin, reported and adjusted operating margin, effective tax rate and reported and adjusted diluted earnings per share as well as the Company's expectations: regarding the impact of factors such as higher promotional activity and foreign currency exchange rate fluctuations on the Company's results; regarding the liquidation of non-core inventory in the near-term and inventory position in 2023; that there will not be any meaningful deterioration of current market conditions related to the COVID-19 pandemic in 2022, supply chain disruption, changes in consumer behavior and confidence and geopolitical tension in the remainder of 2022. In addition, words such as “estimates,” “anticipates,” “believes,” “forecasts,” “step,” “plans,” “predicts,” “focused,” “projects,” “outlook,” “is likely,” “expects,” “intends,” “should,” “will,” “confident,” variations of such words, and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions (“Risk Factors”) that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. Risk Factors include, among others: the effects of the COVID-19 pandemic on the Company’s business, operations, financial results and liquidity, including the duration and magnitude of such effects, which will depend on numerous evolving factors that the Company cannot currently accurately predict or assess, including: the duration and scope of the pandemic; the negative impact on global and regional markets, economies and economic activity, including the duration and magnitude of its impact on unemployment rates, consumer discretionary spending and levels of consumer confidence; actions governments, businesses and individuals take in response to the pandemic; the effects of the pandemic, including all of the foregoing, on the Company’s distributors, manufacturers, suppliers, joint venture partners, wholesale customers and other counterparties, and how quickly economies and demand for the Company’s products recover after the pandemic subsides; changes in general economic conditions, employment rates, business conditions, interest rates, tax policies, inflationary pressures and other factors affecting consumer spending in the markets and regions in which the Company’s products are sold; the inability for any reason to effectively compete in global footwear, apparel and consumer-direct markets; the inability to maintain positive brand images and anticipate, understand and respond to changing footwear and apparel trends and consumer preferences; the inability to effectively manage inventory levels; increases or changes in duties, tariffs, quotas or applicable assessments in countries of import and export; foreign currency exchange rate fluctuations; currency restrictions; supply chain or other capacity constraints, production disruptions, quality issues, price increases or other risks associated with foreign sourcing; the cost and availability of raw materials, inventories, services and labor for contract manufacturers; labor disruptions; changes in relationships with, including the loss of, significant wholesale customers; risks related to the significant investment in, and performance of, the Company’s consumer-direct operations; risks related to expansion into new markets and complementary product categories; the impact of seasonality and unpredictable weather conditions; changes in general economic conditions and/or the credit markets on the Company’s distributors, suppliers and retailers; increases in the Company’s effective tax rates; failure of licensees or distributors to meet planned annual sales goals or to make timely payments to the Company; the risks of doing business in developing countries, and politically or economically volatile areas; the ability to secure and protect owned intellectual property or use licensed intellectual property; the impact of regulation, regulatory and legal proceedings and legal compliance risks, including compliance with federal, state and local laws and regulations relating to the protection of the environment, environmental remediation and other related costs, and litigation or other legal proceedings relating to the protection of the environment or environmental effects on human health; the potential breach of the Company’s databases or other systems, or those of its vendors, which contain certain personal information, payment card data or proprietary information, due to cyberattack or other similar events; problems affecting the Company’s supply chain or distribution system, including service interruptions at shipping and receiving ports; strategic actions, including new initiatives and ventures, acquisitions and dispositions, and the Company’s success in integrating acquired businesses, and implementing new initiatives and ventures; the risk of impairment to goodwill and other intangibles; changes in future pension funding requirements and pension expenses; and additional factors discussed in the Company’s reports filed with the Securities and Exchange Commission and exhibits thereto. The foregoing Risk Factors, as well as other existing Risk

Factors and new Risk Factors that emerge from time to time, may cause actual results to differ materially from those contained in any forward-looking statements. Given these or other risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company undertakes no obligation to update, amend, or clarify forward-looking statements.

# # #

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except earnings per share)

	Quarter Ended		Year-To-Date Ended
	October 1, 2022	October 2, 2021	October 1, 2022	October 2, 2021
Revenue	$691.4	$636.7	$2,019.8	$1,779.3
Cost of goods sold	413.6	361.9	1,173.6	1,011.8
Gross profit	277.8	274.8	846.2	767.5
Gross margin	40.2%	43.2%	41.9%	43.1%

Selling, general and administrative expenses	216.8	215.0	657.3	591.2
Gain on sale of trademarks	—	—	(90.0)	—
Environmental and other related costs, net of recoveries	2.2	17.3	32.6	11.9
Operating expenses	219.0	232.3	599.9	603.1
Operating expenses as a % of revenue	31.7%	36.5%	29.7%	33.9%

Operating profit	58.8	42.5	246.3	164.4
Operating margin	8.5%	6.7%	12.2%	9.2%

Interest expense, net	12.5	9.6	31.3	28.9
Debt extinguishment and other costs	—	34.0	—	34.0
Other expense (income), net	2.7	(0.4)	2.2	2.5
Total other expenses	15.2	43.2	33.5	65.4
Earnings (loss) before income taxes	43.6	(0.7)	212.8	99.0

Income tax expense	4.8	0.1	41.1	17.0
Effective tax rate	10.9%	(11.6)%	19.3%	17.1%

Net earnings (loss)	38.8	(0.8)	171.7	82.0

Less: net loss attributable to noncontrolling interests	(0.2)	(0.8)	(1.6)	(1.2)
Net earnings attributable to Wolverine World Wide, Inc.	$39.0	$—	$173.3	$83.2
Diluted earnings per share	$0.48	$—	$2.12	$0.98

Supplemental information:
Net earnings (loss) used to calculate diluted earnings per share	$38.2	$(0.2)	$169.9	$81.8
Shares used to calculate diluted earnings per share	78.9	82.3	80.2	83.4

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited)
(In millions)

	October 1, 2022	October 2, 2021
ASSETS
Cash and cash equivalents	$136.4	$183.6
Accounts receivables, net	440.0	362.6
Inventories, net	880.9	412.0
Other current assets	94.5	44.4
Total current assets	1,551.8	1,002.6
Property, plant and equipment, net	126.0	127.3
Lease right-of-use assets	165.0	134.7
Goodwill and other indefinite-lived intangibles	1,185.1	1,273.8
Other noncurrent assets	142.7	143.0
Total assets	$3,170.6	$2,681.4

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and other accrued liabilities	$547.8	$497.7
Lease liabilities	33.5	34.4
Current maturities of long-term debt	10.0	10.0
Borrowings under revolving credit agreements	740.0	310.0
Total current liabilities	1,331.3	852.1
Long-term debt	725.2	704.4
Lease liabilities, noncurrent	147.5	117.9
Other noncurrent liabilities	292.4	365.1
Stockholders' equity	674.2	641.9
Total liabilities and stockholders' equity	$3,170.6	$2,681.4

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Year-To-Date Ended
	October 1, 2022	October 2, 2021
OPERATING ACTIVITIES:
Net earnings	$171.7	$82.0
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	25.2	23.1
Deferred income taxes	2.5	(3.9)
Stock-based compensation expense	26.4	30.0
Pension and SERP expense	7.0	10.5
Debt extinguishment and other costs	—	5.6
Environmental and other related costs, net of cash payments and recoveries received	(35.8)	(8.5)
Gain on sale of trademarks	(90.0)	—
Other	(4.9)	(3.5)
Changes in operating assets and liabilities	(592.3)	(118.3)
Net cash provided by (used in) operating activities	(490.2)	17.0

INVESTING ACTIVITIES:
Business acquisition, net of cash acquired	—	(417.8)
Additions to property, plant and equipment	(23.5)	(10.0)
Investment in joint ventures	(2.8)	—
Proceeds from sale of trademarks	90.0	—
Other	4.5	(1.9)
Net cash provided by (used in) investing activities	68.2	(429.7)

FINANCING ACTIVITIES:
Payments under revolving credit agreements	(153.0)	(40.0)
Borrowings under revolving credit agreements	668.0	350.0
Borrowings of long-term debt	—	550.0
Payments on long-term debt	(7.5)	(557.5)
Payments of debt issuance and debt extinguishment costs	—	(7.4)
Cash dividends paid	(24.7)	(25.2)
Purchase of common stock for treasury	(81.3)	(26.9)
Employee taxes paid under stock-based compensation plans	(7.4)	(13.7)
Proceeds from the exercise of stock options	1.4	15.6
Contributions from noncontrolling interests	7.0	4.8
Net cash provided by financing activities	402.5	249.7

Effect of foreign exchange rate changes	(5.8)	(0.8)
Decrease in cash and cash equivalents	(25.3)	(163.8)

Cash and cash equivalents at beginning of the year	161.7	347.4
Cash and cash equivalents at end of the quarter	$136.4	$183.6

The following tables contain information regarding the non-GAAP financial measures used by the Company in the presentation of its financial results:

WOLVERINE WORLD WIDE, INC.

Q3 2022 RECONCILIATION TABLES

RECONCILIATION OF REPORTED REVENUE TO ADJUSTED
REVENUE ON A CONSTANT CURRENCY BASIS*
(Unaudited)
(In millions)

	GAAP Basis 2022-Q3	Foreign Exchange Impact	Constant Currency Basis 2022-Q3	GAAP Basis 2021-Q3	Constant Currency Growth	Reported Growth
REVENUE
Wolverine Michigan Group	$390.2	$9.4	$399.6	$324.8	23.0%	20.1%
Wolverine Boston Group	247.7	7.1	254.8	258.8	(1.5)%	(4.3)%
Other	53.5	6.4	59.9	53.1	12.8%	0.8%
Total	$691.4	$22.9	$714.3	$636.7	12.2%	8.6%

RECONCILIATION OF REPORTED GROSS MARGIN
TO ADJUSTED GROSS MARGIN *
(Unaudited)
(In millions)

	GAAP Basis	Adjustments (1)	As Adjusted

Gross Profit - Fiscal 2022 Q3	$277.8	$0.7	$278.5

Gross margin	40.2%		40.3%

Gross Profit - Fiscal 2021 Q3 (2)	$274.8	$2.2	$277.0

Gross margin (2)	43.2%		43.5%
(1)Q3 2022 adjustment reflects $0.7 million of costs associated with Sweaty Betty® integration. Q3 2021 adjustments reflect $2.2 million of costs associated with the acquisition of the Sweaty Betty® brand.

(2)Q3 2021 adjustments previously reported included an adjustment for air freight charges related to production and shipping delays caused by the COVID-19 pandemic; the Company has recalculated As Adjusted Gross Profit and As Adjusted Gross Margin to remove this adjustment.

RECONCILIATION OF REPORTED SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
TO ADJUSTED SELLING, GENERAL AND ADMINISTRATIVE EXPENSES*
(Unaudited)
(In millions)

	GAAP Basis	Adjustment (1)	As Adjusted

Selling, general and administrative expenses - Fiscal 2022 Q3	$219.0	$(2.6)	$216.4

Selling, general and administrative expenses - Fiscal 2021 Q3	$232.3	$(24.6)	$207.7
(1)Q3 2022 adjustments reflect $2.2 million of environmental and other related costs net of recoveries and $0.4 million of costs associated with Sweaty Betty® integration. Q3 2021 adjustments reflect $17.3 million of environmental and other related costs net of recoveries and $7.3 million of costs associated with the acquisition of the Sweaty Betty® brand.

RECONCILIATION OF REPORTED OPERATING MARGIN
TO ADJUSTED OPERATING MARGIN
(Unaudited)
(In millions)

	GAAP Basis	Adjustments (1)	As Adjusted

Operating Profit - Fiscal 2022 Q3	$58.8	$3.3	$62.1

Operating margin	8.5%		9.0%

Operating Profit - Fiscal 2021 Q3 (2)	$42.5	$26.8	$69.3

Operating margin (2)	6.7%		10.9%
(1)Q3 2022 adjustments $2.2 million of environmental and other related costs net of recoveries and $1.1 million of costs associated with Sweaty Betty® integration. Q3 2021 adjustments reflect $17.3 million of environmental and other related costs net of recoveries and $9.5 million of costs associated with the acquisition of the Sweaty Betty® brand.

(2)Q3 2021 adjustments previously reported included an adjustment for air freight charges related to production and shipping delays caused by the COVID-19 pandemic; the Company has recalculated As Adjusted Operating Profit and As Adjusted Operating Margin to remove this adjustment.

RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED
DILUTED EPS ON A CONSTANT CURRENCY BASIS*
(Unaudited)

	GAAP Basis	Adjustments (1)	As Adjusted	Foreign Exchange Impact	As Adjusted EPS On a Constant Currency Basis

EPS - Fiscal 2022 Q3	$0.48	$—	$0.48	$0.08	$0.56

EPS - Fiscal 2021 Q3 (2)	$—	$0.56	$0.56
(1)Q3 2022 adjustment reflects environmental and other related costs net of recoveries and costs associated with Sweaty Betty® integration, offset by income tax benefits included in the GAAP effective tax rate. Q3 2021 adjustment reflect debt extinguishment costs ($0.31 per share), costs associated with the acquisition of the Sweaty Betty® brand ($0.09 per share) and environmental and other related costs net of recoveries ($0.16 per share).

(2)Q3 2021 adjustments previously reported included an adjustment for air freight charges related to production and shipping delays caused by the COVID-19 pandemic; the Company has recalculated As Adjusted Earnings Per Share to remove this adjustment.

2022 GUIDANCE RECONCILIATION TABLES

RECONCILIATION OF REPORTED OPERATING MARGIN GUIDANCE TO ADJUSTED OPERATING MARGIN GUIDANCE, REPORTED DILUTED EPS GUIDANCE TO ADJUSTED DILUTED EPS
GUIDANCE AND SUPPLEMENTAL INFORMATION*
(Unaudited)
(In millions, except earnings per share)

	GAAP Basis	Adjustments (1)	As Adjusted

Operating Margin - Fiscal 2022 Full Year	9.0%	2.0%	7.0%

Dilutive EPS - Fiscal 2022 Full Year	$1.90 - $2.00	$0.49	$1.41 - $1.51

Fiscal 2022 Full Year Supplemental information:

Net Earnings	$155 - $163	$40	$115 - $123

Net Earnings used to calculate diluted earnings per share	$152 - $160	$40	$112 - $120

Shares used to calculate diluted earnings per share	79.9		79.9
(1)2022 adjustments reflect income from the sale of the Champion trademarks partially offset by estimated environmental and other related costs net of recoveries and estimated Sweaty Betty® integration costs.

*To supplement the consolidated condensed financial statements presented in accordance with Generally Accepted Accounting Principles ("GAAP"), the Company describes what certain financial measures would have been if, environmental and other related costs net of recoveries, Sweaty Betty® integration costs, Sweaty Betty® acquisition costs and debt extinguishment costs were excluded. The Company believes these non-GAAP measures provide useful information to both management and investors by increasing comparability to the prior period by adjusting for certain items that may not be indicative of core operating measures and to better identify trends in the Company's business. The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis.

The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. The Company believes providing constant currency information provides valuable supplemental information regarding results of operations, consistent with how the Company evaluates performance. The Company calculates constant currency by converting the current-period local currency financial results using the prior period exchange rates and comparing these adjusted amounts to the Company's current period reported results.

Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP.  A reconciliation of all non-GAAP measures included in this press release, to the most directly comparable GAAP measures are found in the financial tables above.